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                                                                   EXHIBIT 10.60

                      [CSP ASSOCIATES, INC. LETTERHEAD]


                                   MEMORANDUM

TO:             DAVID ROSSI, SPACEHAB
FROM:           Brad Meslin, CSP
SUBJECT:        CONSULTANT AGREEMENT CONTRACT EXTENTION
DATE:           AUGUST 18, 1997
CC:             Peg Grayson, Spacehab

Dear David:

The purpose of this memo is to extend our current Consultant Agreement, as the prior extension expired on June 30, 1997.

I would propose that we extend the existing Agreement through the end of Spacehab's fiscal year, to June 30, 1998, with a not-to-exceed value of $150,000 plus actual and reasonable expenses - the same terms as the prior extension. (Under the prior extension, we expended approximately $95,000, not including separately funded tasks such as Astrotech or the value pricing evaluation.) As in the prior Agreement, funding may only be expended by CSP in response to tasks specifically requested by Spacehab. This proposed contract extension and associated funding is unrelated to CSP's provision of certain acquisition advisory services, for which separate compensation arrangements may be made between Spacehab and CSP.

Please indicate your concurrence with the above contract extension by executing and returning a copy of this memorandum for our files.

Sincerely,

Brad M. Meslin, Ph.D.                       Agreed and Accepted

/s/  Brad M. Meslin, Ph.D.                  /s/  David Rossi
----------------------------                -------------------------------
Brad M. Meslin, Ph.D.                       David Rossi
Managing, Director                          Senior Vice President
                                            Spacehab, Inc.